Exhibit 99.1

CVSL FUNDS AND CLOSES ACQUISITION OF KLEENEZE

For Immediate Release

Dallas, TX, March 25, 2015 -- CVSL Inc. [NYSE MKT: CVSL] announced today that it has successfully funded and closed its previously-announced acquisition of Kleeneze, one of the UK’s longest-operating, largest and best-known direct-to-consumer businesses. With the addition of Kleeneze, CVSL’s business portfolio expands to nine companies.

The most recently reported revenue of Kleeneze and CVSL combines for over $180 million.

“We are pleased that this latest addition to the CVSL federation of direct-to-consumer companies is now complete,” said John Rochon Jr., CVSL’s vice chairman and chief financial officer. “We have said that our 2015 priority is to continue making acquisitions. This represents another step forward in our buildup strategy.”

CVSL has purchased 100% of the shares of Kleeneze from Findel PLC for a total consideration of $5.1 million. The consideration included $3 million of senior debt provided by HSBC Bank PLC. The remainder was funded by a net cash contribution by CVSL of approximately $785,000 after deducting cash delivered with Kleeneze at closing.

Founded in 1923, Kleeneze has grown into a community of more than 7,000 independent distributorships, offering a wide variety of several thousand cleaning, health, beauty, home, outdoor and other products to customers across the U.K. and Ireland.

About CVSL

CVSL is a growing federation of direct-to-consumer companies. Within CVSL, each company retains its own separate brand identity, sales force and compensation plan. CVSL companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home décor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Project Home, a direct seller of tools designed for women as well as home security systems; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products; My Secret Kitchen, a U.K.-based seller of gourmet food products; Uppercase Living, which offers an extensive line of customizable vinyl expressions for display on walls in the home; and Kleeneze, a UK-based seller of cleaning, health, beauty, home, outdoor and a variety of other products. CVSL also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements include statements about CVSL continuing to make acquisitions and are based upon current beliefs, expectations and assumptions. These statements are subject to a number of risks and uncertainties, as to CVSL’s ability to continue making acquisitions and CVSL’s ability to successfully integrate Kleeneze into its company and other risks outlined under “Risk Factors” in CVSL’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2014 and those risks discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements to differ materially from expectations.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations.

CVSL Media Contact: Russell Mack (rmack@cvsl.us.com)